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                                                               EXHIBIT (11)(e)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in Post-Effective Amendment No. 70 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) on behalf of Eaton Vance Information Age Fund of our report relating to Information Age Portfolio dated October 3, 1997, in the Statement of Additional Information, which is part of such Registration Statement.

    We also consent to the reference to our firm under the caption "Independent Certified Public Accountants" in the Statement of Additional Information of the Registration Statement.

                                     /s/ COOPERS & LYBRAND CHARTERED ACCOUNTANTS

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                                         COOPERS & LYBRAND
                                         Chartered Accountants
December 17, 1997
Toronto, Canada